U.S. SECURITIES AND EXCHANGE COMMISSION
                       Washington, D.C.  20549

                              FORM 10

            GENERAL FORM FOR REGISTRATION OF SECURITIES

                Pursuant to Section 12(b) or (g) of
              the Securities Exchange Act of 1934



                  SAGETREE ACQUISITION CORPORATION
                  -----------------------------
      (Exact name of registrant as specified in its charter)



 Delaware                             00-0000000
------------------                   ------------------------------
(State or other jurisdiction         (I.R.S. Employer Identification
of incorporation or organization)          No.)


                     215 Apolena Avenue
              Newport Beach, California 92662
 ------------------------------------------------------------
(Address of principal executive offices )  (Zip Code)


Registrant's telephone number, including area code:     202/387-5400
				Fax Number:		949/673-4525

Securities to be registered
   pursuant to Section 12(b) of the Act:              None

Securities to be registered
    pursuant to Section 12(g) of the Act:             Common Stock,
                                                     $0.0001 Par Value
                                                     (Title of class)


Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See definitions of "large accelerated filer," "accelerated filer," and "smaller reporting company" in Rule 12b-2 of the Exchange Act.

Large accelerated filer               Accelerated filer
Non-accelerated filed                 Smaller reporting company  X

______________________________________________________________________

ITEM 1.  BUSINESS.

      Sagetree Acquisition Corporation ("Sagetree") was incorporated on April 23, 2012 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Sagetree has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. Sagetree has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

     The president of Sagetree is the president, director and shareholder of Tiber Creek Corporation. Tiber Creek Corporation assists companies in becoming public reporting companies and with introductions to the financial community. To become a public company, Tiber Creek
Corporation may recommend that a company file a registration statement, most likely on Form S-1, or alternatively that a company first effect a business combination with Sagetree and then subsequently file a registration statement. A company may choose to effect a business combination with Sagetree before filing a registration statement as such method may be an effective way to obtain exposure to the brokerage community.

     Tiber Creek will typically enter into an agreement with the target company for assisting it to become a public reporting company and for the preparation and filing of a registration statement and the introduction to brokers and market makers. The target company pays Tiber Creek Corporation for such services. Such services include, if appropriate, the use of Sagetree. Sagetree will only be used as part of such process and is not offered for sale. If the target company chooses to enter into business combination with Sagetree, the registration statement will be prepared after such business combination. The terms of a business combination may provide for redemption of all or part of their stock in Sagetree, usually at par.

     A combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of 1986, as amended.

     No assurances can be given that Sagetree will be successful in locating or negotiating with any target company.

     Sagetree has not generated revenues and has no income or cash flows from operations since inception. The continuation of Sagetree as a going concern is dependent upon financial support from its stockholders, its ability to obtain necessary equity financing to

1
______________________________________________________________________
continue operations, to successfully locate and negotiate with a business entity for the combination of that target company with Sagetree . Tiber Creek Corporation will pay all expenses incurred by Sagetree until a change in control is effected, without repayment. There is no assurance that Sagetree will ever be profitable.

     There is no written agreement between Tiber Creek Corporation and Sagetree. Tiber Creek is owned by James Cassidy and James Cassidy is also one of the two shareholders and directors of the Registrant. Through
Mr. Cassidy, there is an unwritten understanding that Tiber Creek will fund the expenses of the Registrant until a change in control.
Because of the nature of the Registrant and its absence of any on-going operations, these expenses are anticipated to be relatively low.

Aspects of a Reporting Company

     There are certain perceived benefits to being a reporting company. These are commonly thought to include the following:

 +    increased visibility in the financial community;
 +    compliance with a requirement for admission to quotation on the OTC Bulletin Board;
 +    the facilitation of borrowing from financial institutions;
 +    increased valuation;
 +    greater ease in raising capital;
 +    compensation of key employees through stock options for
          which there may be a market valuation;
 +    enhanced corporate image.

     There are also certain perceived disadvantages to being a reporting company. These are commonly thought to include the following:

 +    requirement for audited financial statements;
 +    required publication of corporate information;
 +    required filings of periodic and episodic reports with the
          Securities and  Exchange Commission;
 +    increased rules and regulations governing management,
          corporate  activities and shareholder relations.

Comparison with Direct Public Offering

     Certain private companies may find the use of a business combination with a public reporting company prior to filing its initial public offering attractive for several reasons including:

      +    easier to obtain an underwriter;
      +    establishment of a public record and public filings for use with
		FINRA application;
      +    possible delays in the public offering process;
      +    greater visibility to the financial community.

     Certain private companies may find a business combination less attractive than an initial public offering of their securities. Reasons for this may include the following:

2
______________________________________________________________________

      +    no investment capital raised through a business combination;
      +    no underwriter support of trading;
      +    increased expenses for meeting reporting requirements.

Potential Target Companies

     Business entities, if any, which may be interested in a combination with Sagetree may include the following:

 +    a company for which a primary purpose of becoming public is the use  of its securities for the acquisition of assets
          or businesses;
 +    a company which is unable to find an underwriter of its
          securities or is unable to find an underwriter of securities on terms acceptable to it;
 +    a company which wishes to become public with less dilution of its  securities than would occur upon an underwriting;
 +    a company which believes that it will be able to obtain
          investment capital on more favorable terms after it has
          become public;
 +    a foreign company which may wish an initial entry into the
          United  States securities market;
 +    a special situation company, such as a company seeking a
          public market  to satisfy redemption requirements under
          a qualified Employee Stock Option Plan;
 +    a company seeking one or more of the other perceived
          benefits of  becoming a public company.

     A business combination with a target company will normally involve the transfer to the target company of the majority of the issued and outstanding common stock of Sagetree and the substitution by the target company of its own management and board of directors.

     No assurances can be given that Sagetree will be able to enter into any business combination, as to the terms of a business combination, or as to the nature of a target company.

     The proposed business activities described herein classify Sagetree as a "blank check" company. The Securities and Exchange Commission and certain states have enacted statutes, rules and regulations limiting the public sale of securities of blank check companies. Sagetree will not make any efforts to cause a market to develop in its securities until such time as Sagetree has successfully implemented a business combination and it is no longer classified as a blank check company.

     Sagetree is voluntarily filing this registration statement with the Securities and Exchange Commission and is under no obligation to do so

3
______________________________________________________________________
under the Exchange Act. Sagetree will continue to file all reports required of it under the Exchange Act until a business combination has occurred. A business combination will normally result in a change in control and management of Sagetree. Since a principal benefit of a business combination with Sagetree would normally be considered its status as a reporting company, it is anticipated that Sagetree will continue to file reports under the Exchange Act following a business combination. No assurance can be given that this will occur or, if it does, for how long.

     James Cassidy is the president and a director of Sagetree and the sole officer, shareholder and director of Tiber Creek Corporation, which is a 50% shareholder of Sagetree. James McKillop is the vice president and a director of Sagetree and the sole manager and member of MB Americus LLC which is a 50% shareholder of Sagetree.

     Sagetree has no employees nor are there any other persons than Mr. Cassidy and Mr. McKillop who devote any of their time to its affairs. All references herein to management of Sagetree are to Mr. Cassidy and Mr. McKillop. The inability at any time of either of these individuals to devote sufficient attention to Sagetree could have a material adverse impact on its operations.

Glossary

"Blank check" company          As used herein, a "blank check" company
                               is a development stage company that has
                               no specific business plan or purpose or
                               has indicated that its business plan is
                               to engage in a merger or acquisition with an unidentified company or companies.

Business combination           Normally a merger, stock-for-stock  or
                               stock-for-assets exchange with the target company or the shareholders of the target company.

Sagetree or                    The corporation whose common stock is the
the Registrant                 subject of  this registration statement.

Exchange Act                   The Securities Exchange Act of 1934, as
                               amended.

Securities Act                 The Securities Act of 1933, as amended.


4
______________________________________________________________________

ITEM 1A.  RISK FACTORS

   The business of Sagetree is subject to numerous risk factors, including the following:

   Sagetree has no operating history nor revenue with minimal assets and operates at a loss and its continuation as a going concern is dependent uponsupport from its stockholders or obtaining additional capital.

     Sagetree has had no operating history nor any revenues or earnings from operations. Sagetree has no significant assets or financial resources. Sagetree has not generated revenues and has no income or cash flows from operations since inception. Sagetree has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

     The continuation of Sagetree as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with Sagetree. Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by Sagetree until a business combination is effected, without repayment. There is no assurance that Sagetree will ever be profitable.

 Company has only two directors, officers and shareholders

     The only officers and directors of Sagetree are James Cassidy and James McKillop. Because management consists of only these two persons, Sagetree does not benefit from multiple judgments that a greater number of directors or officers would provide. Sagetree will rely completely on the judgment of its officers and directors when selecting a target company. Mr. Cassidy and Mr. McKillop anticipate devoting only a limited amount of time to the business of Sagetree. Neither Mr. Cassidy nor Mr. Mr. McKillop has entered into written employment agreements with Sagetree and they are not expected to do so. Sagetree has not obtained key man life insurance on either officer or director. The loss of the services of either Mr. Cassidy or Mr. McKillop could adversely affect development of the business of Sagetree and its likelihood of commencing operations.

5
______________________________________________________________________

 Conflicts of interest.

     Mr. Cassidy, the president of Sagetree, participates in other business ventures which may compete directly with Sagetree. Additional conflicts of interest and non-arms length transactions may also arise in the future. The terms of a business combination may include such terms as Tiber Creek Corporation providing services to Sagetree after a business combination. Such services may include the preparation and filing of a registration statement to allow the public trading of Sagetree's securities and the introduction to brokers and market makers. Such benefits may influence management's choice of a target company. The certificate of incorporation of Sagetree provides that Sagetree may indemnify officers and/or directors of Sagetree for liabilities, which can include liabilities arising under the securities laws. Assets of Sagetree could be used or attached to satisfy any liabilities subject to such indemnification.

   The proposed operations of Sagetree are speculative.

     The success of the proposed business plan of Sagetree will depend to a great extent on the operations, financial condition and management of the identified target company. While business combinations with entities having established operating histories are preferred, there can be no assurance that Sagetree will be successful in locating candidates meeting such criteria. The decision to enter into a business combination will likely be made without detailed feasibility studies, independent analysis, market surveys or similar information which, if Sagetree had more funds available to it, would be desirable. In the event Sagetree completes a business combination the success of its operations will be dependent upon management of the target company and numerous other factors beyond the control of Sagetree. There is no assurance that Sagetree can identify a target company and consummate a business combination.

The Company will seek only one business combination and as such there is no diversification of investment.

   The purpose of Sagetree is to seek, and acquire an interest in a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. Sagetree may participate in a business venture of virtually any kind or nature and it will not restrict its search to any specific business, industry, or geographical location. Management anticipates that Sagetree will be able to participate in only one potential business venture because Sagetree has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Sagetree because it will not permit
Sagetree to offset potential losses from one venture against gains from another.

6
______________________________________________________________________

Possible classification as a penny stock.

     In the event that a public market develops for the securities of Sagetree following a business combination, such securities may be classified as a penny stock depending upon their market price and the manner in which they are traded. The Securities and Exchange
Commission has adopted Rule 15g-9 which establishes the definition of a "penny stock", for purposes relevant to Sagetree, as any equity security that has a market price of less than $5.00 per share or with an exercise price of less than $5.00 per share whose securities are admitted to quotation but do not trade on the Nasdaq Capital Market or on a national securities exchange. For any transaction involving a penny stock, unless exempt, the rules require delivery by the broker of a document to investors stating the risks of investment in penny stocks, the possible lack of liquidity, commissions to be paid, current quotation and investors' rights and remedies, a special suitability inquiry, regular reporting to the investor and other requirements.

      There is a scarcity of and competition for business opportunities and combinations.

     Sagetree is and will continue to be an insignificant participant in the business of seeking mergers with and acquisitions of business entities. A large number of established and well-financed entities, including venture capital firms, are active in mergers and acquisitions of companies which may be merger or acquisition target candidates for Sagetree. Nearly all such entities have significantly greater financial resources, technical expertise and managerial capabilities than Sagetree and, consequently, Sagetree will be at a competitive disadvantage in identifying possible business opportunities and successfully completing a business combination. Moreover, Sagetree will also compete with numerous other small public companies in seeking merger or acquisition candidates.

      There is no agreement for a business combination and no minimum requirements for business combination.

     Tiber Creek is continually in discussion with various entities who are considering the use of a reporting company as part of the process of going public. As of the date of this registration statement, Sagetree has no current arrangement, agreement or understanding with respect to engaging in a business combination with a specific entity. When, if at all, Sagetree enters into a business combination it will file the required reports with the Securities and Exchange Commission. There can be no assurance that Sagetree will be successful in identifying and evaluating suitable business opportunities or in concluding a business combination. No particular industry or specific business within an industry has been selected for a target company. Sagetree has not established a specific length of operating history or a specified level of earnings, assets, net worth or other criteria which it will require a target company to have achieved, or without which Sagetree would not consider a business combination with such business entity. Accordingly,

7
______________________________________________________________________

Sagetree may enter into a business combination with a business entity having no significant operating history, losses, limited or no potential for immediate earnings, limited assets, negative net worth or other negative characteristics. There is no assurance that Sagetree will be able to negotiate a business combination on terms favorable to Sagetree.

   Reporting requirements may delay or preclude acquisition.

     Pursuant to the requirements of Section 13 of the Exchange Act, Sagetree is required to provide certain information about significant acquisitions including audited financial statements of the acquired company. Obtaining audited financial statements is the economic responsibility of the target company. The additional time and costs that may be incurred by some potential target companies to prepare such financial statements may significantly delay or essentially preclude consummation of an otherwise desirable acquisition by Sagetree.
Prospects that do not have or are unable to obtain the required audited statements may not be appropriate for acquisition so long as the reporting requirements of the Exchange Act are applicable.

 Notwithstanding a target company's agreement to obtain audited financial statements within the required time frame, such audited financial statements may not be available to Sagetree at the time of entering into an agreement for a business combination. In cases where audited financial statements are unavailable, Sagetree will have to rely upon information that has not been verified by outside auditors in making its decision to engage in a transaction with the business entity. This risk increases the prospect that a business combination with such a target company might prove to be an unfavorable one for Sagetree.

   Regulation under Investment Company Act.

     In the event Sagetree engages in business combinations which result in Sagetree holding passive investment interests in a number of entities, Sagetree could be subject to regulation under the Investment Company
Act of 1940. Passive investment interests, as used in the Investment Company Act, essentially means investments held by entities which do not provide management or consulting services or are not involved in the business whose securities are held. In such event, Sagetree would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Sagetree has obtained no formal determination from the Securities and Exchange Commission as to the status of Sagetree under the Investment Company
Act of 1940. Any violation of such Act could subject Sagetree to material adverse consequences.

8
______________________________________________________________________

   Probable change in control and management.

     A business combination involving the issuance of the common stock of Sagetree will, in all likelihood, result in shareholders of a target company obtaining a controlling interest in Sagetree. As a condition of the business combination agreement, the shareholders of Sagetree may agree to sell, transfer or retire all or a portion of their stock of Sagetree to provide the target company with all or majority control.
The resulting change in control of Sagetree will likely result in removal of the present officers and directors of Sagetree and a corresponding reduction in or elimination of their participation in the future affairs of Sagetree.

   Possible change in value of shares upon business combination.

     A business combination normally will involve the issuance of a significant number of additional shares. Depending upon the value of the assets acquired in such business combination, the per share value of the common stock of Sagetree may increase or decrease, perhaps significantly.

Federal and state tax consequences will, in all likelihood, be major considerations in any business combination Sagetree may undertake.

     Currently, such transactions may be structured so as to result in tax-free treatment to both companies, pursuant to various federal and state tax provisions. Sagetree intends to structure any business combination so as to minimize the federal and state tax consequences to both Sagetree and the target company; however, there can be no assurance that such business combination will meet the statutory requirements of a tax-free reorganization or that the parties will obtain the intended tax-free treatment upon a transfer of stock or assets. A non-qualifying reorganization could result in the imposition of both federal and state taxes which may have an adverse effect on both parties to the transaction.

   Any potential acquisition or merger with a foreign company may create additional risks.

      If Sagetree enters into a business combination with a foreign concern it will be subject to risks inherent in business operations outside of the United States. These risks include, for example, currency fluctuations, regulatory problems, punitive tariffs, unstable local tax policies, trade embargoes, risks related to shipment of raw materials and finished goods across national borders and cultural and language differences. Foreign economies may differ favorably or unfavorably from the United States economy in growth of gross national product, rate of inflation, market development, rate of savings, capital investment,

9
______________________________________________________________________
resource self-sufficiency, balance of payments positions, and in other respects. Any business combination with a foreign company may result in control of Sagetree by individuals who are not resident in the United States and in assets which are located outside the United States, either of which could significantly reduce the ability of the shareholders to seek or enforce legal remedies against Sagetree.

ITEM 2.  FINANCIAL INFORMATION

PLAN OF OPERATION.

     Sagetree has had no operating history nor any revenues or earnings from operations. Sagetree has no significant assets or financial resources. The Company has not generated revenues and has no income or cash flows from operations since inception. Sagetree has sustained losses to date and will, in all likelihood, continue to sustain expenses without corresponding revenues, at least until the consummation of a business combination.

     The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with Sagetree. Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by Sagetree until a business combination is effected, without repayment although no loan agreement or other contract has been entered into regarding such payment by Tiber Creek.

     There is no assurance that Sagetree will ever be profitable.

     Sagetree has no operations nor does it currently engage in any business activities generating revenues. Sagetree's principal business objective for the following 12 months is to achieve a business combination with a target company.

     Sagetree anticipates that during the 12 months following the date of this registration statement, it will incur costs related to (i) filing reports as required by the Securities Exchange Acct of 1934, including accounting fee and (ii) payment of annual corporate fees. It is anticipated that such expenses will not exceed $5,000 although Tiber Creek has not set a limit on the amount of expenses it will pay on behalf of Sagetree. Tiber Creek Corporation will pay all expenses of the Company without repayment until such timeas a business combination is effected.

     There is no written agreement between Tiber Creek Corporation and Sagetree. Tiber Creek is owned by James Cassidy and James Cassidy is also one of the two shareholders and directors of the Registrant. Through
Mr. Cassidy, there is an unwritten understanding that Tiber Creek will fund the expenses of the Registrant until the consummation of a business combination. Because of the nature of the Registrant and its absence of any on-going operations, these expenses are anticipated to be relatively low.


10
______________________________________________________________________

Search for Target Company

     Tiber Creek Corporation will supervise the search for target companies as potential candidates for a business combination.

     Tiber Creek Corporation has entered, and anticipates that it will enter, into agreements with consultants to assist it in locating a target company and may share stock received by it or an affiliate in Sagetree with, or grant options on such stock to, such referring consultants and may make payment to such consultants from its own resources. There is no minimum or maximum amount of stock, options, or cash that Tiber Creek Corporation may grant or pay to such consultants. Tiber Creek
Corporation is solely responsible for the costs and expenses of its activities in seeking a potential target company, including any agreements with consultants, and Sagetree has no obligation to pay any costs incurred or negotiated by Tiber Creek Corporation.

     Tiber Creek Corporation may seek to locate a target company through solicitation. Such solicitation may include newspaper or magazine advertisements, mailings and other distributions to law firms, accounting firms, investment bankers, financial advisors and similar persons, the use of one or more web sites and similar methods. Tiber Creek Corporation may utilize consultants in the business and financial communities for referrals of potential target companies. However, there is no assurance that Tiber Creek Corporation will locate a target company for a business combination.

     In addition, the officers and directors of Sagetree will seek to locate a target company. It is anticipated that those officers and directors will attempt to locate target companies through the use of contacts and introductions from persons known to them.

     Once a target company is located, the board of directors of Sagetree will determine whether to enter into a business combination with such target. The directors of Sagetree are also its only shareholders and will be provided with the information necessary to determine whether to enter into such a business combination.

     Tiber Creek Corporation may provide assistance to target companies incident to and following a business combination, and receive payment for such assistance from target companies.

Management of Sagetree

     Sagetree has no full time employees. James Cassidy and James McKillop are the officers and directors of Sagetree and its indirect beneficial shareholders. Mr. Cassidy, as president of Sagetree, and Mr. McKillop as vice president, will allocate a limited portion of time to the activities of Sagetree without compensation. Potential conflicts may arise with respect to the limited time commitment by management and the potential demands of the activities of Sagetree.

11
______________________________________________________________________

     The amount of time spent by Mr. Cassidy or Mr. McKillop on the activities of Sagetree is not predictable. Such time may vary widely from an extensive amount when reviewing a target company and effecting a business combination to an essentially quiet time when activities of management focus elsewhere. It is impossible to predict the amount of time that will actually be required to spend to review suitable target companies.

General Business Plan

     The purpose of Sagetree is to seek, investigate and, if such investigation warrants, effect a business combination with a business entity which desires to seek the perceived advantages of a corporation which has a class of securities registered under the Exchange Act. Sagetree will not restrict its search to any specific business, industry, or geographical location and Sagetree may participate in a business venture of virtually any kind or nature. Management anticipates that it will be able to participate in only one potential business venture because Sagetree has nominal assets and limited financial resources. This lack of diversification should be considered a substantial risk to the shareholders of Sagetree because it will not permit Sagetree to offset potential losses from one venture against gains from another.

     Sagetree may seek a business opportunity with entities which have recently commenced operations, or which wish to utilize the public marketplace in order to raise additional capital in order to expand into new products or markets, to develop a new product or service, or for other corporate purposes.

     The most likely target companies are those seeking the perceived benefits of a reporting corporation. Such perceived benefits may include facilitating or improving the terms on which additional equity financing may be sought, providing liquidity for incentive stock options or similar benefits to key employees, increasing the opportunity to use securities for acquisitions, providing liquidity for shareholders and other factors.

     Business opportunities may be available in many different industries and at various stages of development, all of which will make the task of comparative investigation and analysis of such business opportunities difficult and complex.

     Sagetree has, and will continue to have, no capital with which to provide the owners of business entities with any cash or other assets. However, Sagetree offers owners of acquisition candidates the opportunity to acquire a controlling ownership interest in a reporting company.

12
______________________________________________________________________

     The analysis of new business opportunities will be undertaken by, or under the supervision of, the officers and directors of Sagetree.
In analyzing prospective business opportunities, Sagetree may consider such matters as the available technical, financial and managerial resources; working capital and other financial requirements; history of operations, if any; prospects for the future; nature of present and expected competition; the quality and experience of management services which may be available and the depth of that management; the potential for further research, development, or exploration; specific risk factors not now foreseeable but which may be anticipated; the potential for growth or expansion; the potential for profit; the perceived public recognition or acceptance of products, services, or trades; name identification; and other relevant factors. This discussion of the proposed criteria is not meant to be restrictive of the virtually unlimited discretion of Sagetree to search for and enter into potential business opportunities.

     Sagetree is subject to the reporting requirements of the Exchange Act. Included in these requirements is the duty of Sagetree to file audited financial statements reporting a business combination which is required to be filed with the Securities and Exchange Commission upon completion of the combination.

     Because of the time required to prepare financial statements, a target company which has entered into a business combination agreement may wish to take control of Sagetree before the target company has completed its audit. Among other things, this will allow the target company to announce the pending combination through filings with the Securities and Exchange Commission which will then be available to the financial community, potential investors, and others. In such case, Sagetree will only have access to unaudited and possibly limited financial information about the target company in making a decision to combine with that company.

     Sagetree will not restrict its search to any specific kind of business entities, but may acquire a venture which is in its preliminary or development stage, which is already in operation, or in essentially any stage of its business life. It is impossible to predict at this time the status of any business in which Sagetree may become engaged, whether such business may need to seek additional capital, may desire to have its shares publicly traded, or may seek other perceived advantages which Sagetree may offer.

     Following a business combination Sagetree may require the services of others in regard to accounting, legal services, underwritings and corporate public relations. Tiber Creek Corporation may recommend one or more underwriters, financial advisors, accountants, public relations firms or other consultants to provide such services.

13
______________________________________________________________________

Terms of a Business Combination

     In implementing a structure for a particular business acquisition, Sagetree may become a party to a merger, consolidation, reorganization, joint venture, licensing agreement or other arrangement with another corporation or entity. On the consummation of a transaction, it is likely that the present management and shareholders of Sagetree will no longer be in control of Sagetree. In addition, it is likely that the officers and directors of Sagetree will, as part of the terms of the business combination, resign and be replaced by one or more new officers and directors.

     It is anticipated that any securities issued in any such business combination would be issued in reliance upon exemption from registration under applicable federal and state securities laws. Sagetree will likely register all or a part of such securities for public trading after the transaction is consummated. If such registration occurs, it will be undertaken by the surviving entity after Sagetree has entered into an agreement for a business combination or has consummated a business combination and Sagetree is no longer considered a blank check company. The issuance of additional securities and their potential sale into any trading market which may develop in the securities of Sagetree may depress the market value of the securities of Sagetree in the future if such a market develops, of which there is no assurance.

     While the terms of a business transaction to which Sagetree may be a party cannot be predicted, it is expected that the parties to the business transaction will desire to avoid the creation of a taxable event and thereby structure the acquisition in a tax-free reorganization under Sections 351 or 368 of the Internal Revenue Code of 1986, as amended.

     Sagetree will participate in a business combination only after the negotiation and execution of appropriate agreements. Although the terms of such agreements cannot be predicted, generally such agreements will require certain representations and warranties of the parties thereto, will specify certain events of default, will detail the terms of closing and the conditions which must be satisfied by the parties prior to and after such closing and will include miscellaneous other terms.

     James Cassidy and James McKillop, the officers and directors of Sagetree, will provide their services without charge or repayment by Sagetree.

Undertakings and Understandings Required of Target Companies

     As part of a business combination agreement, Sagetree intends to obtain certain representations and warranties from a target company as to its conduct following the business combination. Such representations and

14
______________________________________________________________________
warranties may include (i) the agreement of the target company to make all necessary filings and to take all other steps necessary to remain a reporting company under the Exchange Act for at least a specified period of time; (ii) imposing certain restrictions on the timing and amount of the issuance of additional free-trading stock, including stock registered on Form S-8 or issued pursuant to Regulation S and (iii) giving assurances of ongoing compliance with the Securities Act, the Exchange Act, the General Rules and Regulations of the Securities and Exchange
Commission, and other applicable laws, rules and regulations.

     A potential target company should be aware that the market price and trading volume of the securities of Sagetree, when and if listed for secondary trading, may depend in great measure upon the willingness and efforts of successor management to encourage interest in Sagetree within the United States financial community. Sagetree does not have the market support of an underwriter that would normally follow a public offering of its securities. Initial market makers are likely to simply post bid and asked prices and are unlikely to take positions in Sagetree's securities for their own account or customers without active encouragement and a basis for doing so. In addition, certain market makers may take short positions in Sagetree's securities, which may result in a significant pressure on their market price. Sagetree may consider the ability and commitment of a target company to actively encourage interest in Sagetree's securities following a business combination in deciding whether to enter into a transaction with such company.

   A business combination with Sagetree separates the process of becoming a public company from the raising of investment capital. As a result, a business combination with Sagetree normally will not be a beneficial transaction for a target company whose primary reason for becoming a public company is the immediate infusion of capital.
Sagetree may require assurances from the target company that it has or that it has a reasonable belief that it will have sufficient sources of capital to continue operations following the business combination. However, it is possible that a target company may give such assurances in error, or that the basis for such belief may change as a result of circumstances beyond the control of the target company.

Competition

     Sagetree will remain an insignificant participant among the firms which engage in the acquisition of business opportunities. There are many established venture capital and financial concerns which have significantly greater financial and personnel resources and technical expertise than Sagetree. In view of Sagetree's combined extremely limited financial resources and limited management availability, Sagetree will continue to be at a significant competitive disadvantage compared to Sagetree's competitors.

15
______________________________________________________________________

ITEM 3.  PROPERTIES.

     Sagetree has no properties and at this time has no agreements to acquire any properties. Sagetree currently uses the offices of Tiber Creek Corporation in Los Angeles, California, at no cost to Sagetree. Tiber Creek Corporation will continue this arrangement until Sagetree completes a business combination.

ITEM 4.  SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS
                AND MANAGEMENT.

     The following table sets forth each person known by Sagetree to be the beneficial owner of five percent or more of the common stock of Sagetree, all directors individually and all directors and officers of Sagetree as a group. Except as noted, each person has sole voting and investment power with respect to the shares shown.

Name and Address             Amount of Beneficial
of Beneficial Owner          Ownership              Percentage of Class
------------------------     --------------------   -------------------
James Cassidy (1)                 10,000,000               50%
215 Apolena Avenue
Newport Beach, CA 92662

James McKillop (2)                10,000,000               50%
9454 Wilshire Boulevard
Beverly Hills, California 90212

All Executive Officers and        20,000,000              100%
Directors as a Group (1 Person)

     (1) As the sole shareholder, officer and director of Tiber Creek Corporation, a Delaware corporation, Mr. Cassidy is deemed to be the beneficial owner of the shares of common stock of Sagetree owned by it.

     (2) As the sole principal of MB Americus LLC, a California business entity, Mr. McKillop is deemed to be the beneficial owner of the shares of Sagetree owned by it.


16
______________________________________________________________________

ITEM 5.  DIRECTORS AND  EXECUTIVE OFFICERS

     Sagetree has two directors and officers as follows:

Name                        Age         Positions and Offices Held

James Cassidy               76          President, Secretary, Director
James McKillop              52          Vice President, Director

     Set forth below are the name of the directors and officers of Sagetree, all positions and offices held and the business experience during at least the last five years:

    James Cassidy, Esq., LL.B., LL.M., serves as a director,
president and secretary of Sagetree. Mr. Cassidy received a Bachelor of Science in Languages and Linguistics from Georgetown University in
1960, a Bachelor of Laws from The Catholic University School of Law in 1963, and a Master of Laws in Taxation from The Georgetown University School of Law in 1968. From 1963-1964, Mr. Cassidy was law clerk to the Honorable Inzer B. Wyatt of the United States District Court for the Southern District of New York. From 1964-1965, Mr. Cassidy was law
clerk to the Honorable Wilbur K. Miller of the United States Court of Appeals for the District of Columbia. From 1969-1975, Mr. Cassidy was
an associate of the law firm of Kieffer & Moroney and a principal in the law firm of Kieffer & Cassidy, Washington, D.C. From 1975 to date, Mr. Cassidy has been a principal in the law firm of Cassidy & Associates, and its predecessors, specializing in securities law and related corporate and federal taxation matters. Mr. Cassidy also serves as President, sole director and shareholder of Tiber Creek Corporation, which is a shareholder of Sagetree. Tiber Creek also provides services to companies in assisting it them in becoming public companies and with introductions
to the financial community.   Mr. Cassidy is a member of the bars of the
District of Columbia and the State of New York, and is admitted to practice before the United States Tax Court and the United States Supreme Court. Sagetree believes Mr. Cassidy to have the business experience necessary to serve as a director of Sagetree as it seeks to enter into a business combination. As a lawyer involved in business transactions and securities matters, Mr. Cassidy has had ample experience in evaluating companies and management, understanding business plans, assisting in capital raising and determining corporate structure and objectives.

 17
______________________________________________________________________

 James McKillop serves as a director and vice president of Sagetree. Mr. McKillop began his career at Merrill Lynch. Mr. McKillop has also been involved in financial reporting and did a daily stock market update for KPCC radio in Pasadena, California. Mr. McKillop is the founder of MB Americus LLC which specializes in consulting and public relations. Mr. McKillop has provided consulting services to Tiber Creek Corporation for more than five years. Mr. McKillop has written articles for varous publications on financial matters. He has been a past member of the World Affairs Council. Mr. McKillop received his Bachelor of Arts in Economics in 1984 from the University of California at Los Angeles. With his background in financial and securities matters, Sagetree believes Mr. McKillop to have experience and knowledge that will serve Sagetree in seeking, evaluting and determining a suitable target company.

     There are no agreements or understandings for the above-named officers or directors to resign at the request of another person and the above-named officers and directors are not acting on behalf of nor will act at the direction of any other person.

Recent Blank Check Companies

     James Cassidy, the president and a director of Sagetree and James McKillop, vice president and a director of Sagetree, are involved with other existing blank check companies, and in creating additional similar companies. The initial business purpose of each of these companies was or is to engage in a business combination with an unidentified company or companies and each were or will be classified as a blank check company until completion of a business combination.

18
______________________________________________________________________

     The information summarizes the blank check companies with which Mr. Cassidy and/or Mr. McKillop is or has been involved in the past five years which filed a registration statement on Form 10 or Form 10-SB. In most instances that a business combination is transacted with one of these companies, it is required to file a Current Report on Form 8-K describing the transaction. Reference is made to the Current Report on Form 8-K filed for any company listed below and for additional detailed information concerning the business combination entered into by that company.

     Cabinet Acquisition Corporation: Form 10-SB filed on 8/28/2000, file number 0-31398. Mr. Cassidy was the sole indirect beneficial shareholder, officer and director of the corporation. On October 8, 2009, the corporation effected a change in control with the redemption of stock and the issuance of additional stock and the election of new directors and appointment of new officers. Mr. Cassidy retained 500,000 shares and resigned from all offices and as a director.

     Canistel Acquisition Corporation. Form 10 filed on May 23, 2008, file number 000-53255. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On December 7, 2010, the corporation filed a form 8-K noticing the change of control effected on December 3, 2010 with redemption of 250,000 shares from each of the then two shareholders, the issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 250,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On December 3, 2010, Canistel changed its name to Opera Jet International, Ltd.

     Console Acquisition Corporation: Form 10 filed on May 23, 2008, file number 000-53257. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On December 22, 2009, the corporation filed a form 8-K noticing the change of control effected on December 21, 2009 with the issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 250,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee.

     Hightower Acquisition Corporation:  Form 10 filed on May 23,
2008, file number 000-53258. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On May 12, 2010, the corporation filed a form 8-K noticing the change of control effected on May 12, 2010 with redemption of 375,000 shares from each of the then two shareholders, the issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 125,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On May 12, 2010, Hightower changed its name to Adelman Enterprises, Inc.

19
______________________________________________________________________

     Spinnet Acquisition Corporation: Form 10 filed on May 23, 2008, file number 000-53256 Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On October 5, 2009 the corporation filed a form 8-K noticing the change of control effected on September 30, 2010 with redemption of 250,000 shares from each of the then two shareholders, the issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 250,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On September 30, 2009, Spinnet changed its name to VanHolt Group, Ltd.

     Greenmark Acquisition Corporation:  Form 10 filed on May 23,
2008, file number 000-53259. Mr. Cassidy was the sole officer and director and Mr. McKillop was an employee of the corporation. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial shareholder. On December 14, 2010 the corporation filed a form 8-K noticing the change of control effected on December 13, 2010 with the issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each retained 500,000 shares. Mr. Cassidy resigned from all offices and as a director and Mr. McKillop resigned as an employee. On December 11, 2011, Greenmark changed its name to Powerdyne International, INc.

	Alderwood Acquisition Corporation: Form 10 filed on October 7, 2010, file number 000-54148. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively, Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On July 20, 2011 the corporation filed a Form 8-K noticing the change of control effected July 15, 2011 with the redemption of 19,800,000 shares of the 20,000,000 shares of outstanding stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 100,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to SGreenTech
Group Ltd. and subsequently changed to Pixtel Group Ltd.

	Oakwood Acquisition Corporation:  Form 10 filed on October 7,
2010, file number 000-54147. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively, Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On December 12, 2011 the corporation filed a Form 8-K noticing the change of control effected November 30, 2011 with the redemption of 19,500,000 shares of the 20,000,000 shares of outstanding stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock.
Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to Bristol
Rhace Natural Resource Corporation

	Pinewood Acquisition Corporation: Form 10 filed on October 7, 2010, file number 000-54146. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively, Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On June 1, 2011, Pinewood Acquisition Corporation filed a Form 8-K noticing the change of control effected May 25, 2011 with the redemption of an aggregate of 19,500,000 of the then 20,000,000 shares of outstanding common stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors. The name of the corporation was changed to De Yang International Group Ltd. and subsequently changed to Fun World
Media, Inc.

	Sherwood Acquisition Corporation: Form 10 filed on October 7, 2010, file number 000-54145. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively, Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On July 22, 2011, Sherwood Acquisition Corporation filed a Form 8-K noticing the change of control effected July 20, 2011 with the redemption of an aggregate of 19,800,000 shares of the then 20,000,000 shares of of outstanding common stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers.
Mr. Cassidy and Mr. McKillop each beneficially retained 100,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all offices and as directors.

     Beachwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54423. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively, Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On August 31, 2011 Beachwood Acquisition Corporation filed a Form 8-K noticing the change of control effected August 31, 2011 with the redemption of an aggregate of 18,500,000 shares of the then outstanding 20,000,000 shares of common stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr.
Cassidy and Mr. McKillop each beneficially retained 750,000 shares of stock.  Messrs. Cassidy and McKillop each resigned from all ofices
and as directors.   The name of the corporation was changed to
BioPharma Manufacturing Solutions Inc.

	Boxwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54424. Mr. Cassidy and Mr. McKillop were both directors of the corporation and served as president and vice president, respectively, Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On November 1, 2011 Boxwood Acquisition Corporation filed a Form 8-K noticing the change of control effected October 28, 2011 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr.
Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock.  Messrs. Cassidy and McKillop each resigned from all ofices
and as directors.   The name of the corporation was changed to
GreenPower International Group, Ltd.

     Cottonwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54425. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares.
On November 2, 2011 Cottonwood Acquisition Corporation filed a Form 8-K noticing the change of control effected October 30, 2011 with the redemption of an aggregate of 19,700,000 shares of the then outstanding 20,000,000 shares of common stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr.
Cassidy and Mr. McKillop each beneficially retained 150,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all ofices and as directors. The name of the corporation was changed to Creative Entertainment Holdings, Inc.

     Driftwood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54426. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares.
On February 28, 2012, Driftwood Acquisition Corporation filed a Form 8-K noticing the change of control effected February 1, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr.
Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all ofices and as directors. The name of the corporation was changed to Pivotal
Group, Inc.

     Moosewood Acquisition Corporation:  Form 10 filed on June 2,
2011, file number 000-54427. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively, Mr. Cassidy and Mr. McKillop are the only shareholders and each is indirect beneficial owner of 10,000,000 shares.

     Amberwood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54541. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. Amberwood Acquisition Corporation filed a Form 8-K noticing the change of control effected March 27, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr.
Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all ofices and as directors. The name of the corporation was changed to American Laser Healthcare Corporation.

     Bluewood Acquisition Corporation:  Form 10 filed on November 8,
2011, file number 000-54542. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On April 30, 2012, Bluewood Acquisition Corporation filed a Form 8-K noticing the change of control effected April 30, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all ofices and as directors. The name of the corporation was changed to Xtreme Healthcare Corporation.

     Rosewood Acquisition Corporation:  Form 10 filed on November 8,
2011, file number 000-54544. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On April 3, 2012, Rosewood Acquisition Corporation filed a Form 8-K noticing the change of control effected March 31, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all ofices and as directors.

     Silverwood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54545. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively, Mr. Cassidy and Mr. McKillop are the only shareholders and each is indirect beneficial owner of 10,000,000 shares.

     Yellowwood Acquisition Corporation: Form 10 filed on November 8, 2011, file number 000-54546. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On April 17, 2012, Yellowwood Acquisition Corporation filed a Form 8-K noticing the change of control effected April 17, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all ofices and as directors.

     Bentwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54590. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively, Mr. Cassidy and Mr. McKillop are the only shareholders and each is indirect beneficial owner of 10,000,000 shares.

     Hardwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54591. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively, Mr. Cassidy and Mr. McKillop are the only shareholders and each is indirect beneficial owner of 10,000,000 shares.

     Lightwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54592. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively, Mr. Cassidy and Mr. McKillop are the only shareholders and each is indirect beneficial owner of 10,000,000 shares.

     Roundwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54593. Mr. Cassidy and Mr. McKillop are both directors of the corporation and serve as president and vice president, respectively, Mr. Cassidy and Mr. McKillop are the only shareholders and each is indirect beneficial owner of 10,000,000 shares.

     Timberwood Acquisition Corporation: Form 10 filed on January 27, 2012, file number 000-54594. Mr. Cassidy and Mr. McKillop were the only shareholders and each was indirect beneficial owner of 10,000,000 shares. On May 15, 2012, Timberwood Acquisition Corporation filed a Form 8-K noticing the change of control effected May 12, 2012 with the redemption of an aggregate of 19,500,000 shares of the then outstanding 20,000,000 shares of common stock, issuance of additional shares of common stock, the election of new directors and appointment of new officers. Mr. Cassidy and Mr. McKillop each beneficially retained 250,000 shares of stock. Messrs. Cassidy and McKillop each resigned from all ofices and as directors.

Conflicts of Interest

    The officers and directors of Sagetree have organized and expect to organize other companies of a similar nature and with a similar purpose. Consequently, there are potential inherent conflicts of interest. In addition, insofar as either Mr. Cassidy or Mr. McKillop may be engaged in other business activities, they may devote only a portion of time to the affairs of Sagetree.

    Messrs. Cassidy and McKillop are also the directors of, and sole beneficial shareholders of the following companies which have filed registration statements on Form 10 for the registration of their common stock pursuant to the Securities Exchange Act concurrently with the filing of this registration statement:

     Entree Acquisition Corporation
     Gumtree Acquisition Corporation
     Saddletree Acquisition Corporation
     Whiffletree Acquisition Corporation

      In addition to those companies listed immediately above, at the time of the filing of this registration statement, Mr. Cassidy and Mr. McKillop are the sole shareholders of the following companies, as listed in the preceeding section above: Bentwood Acquisition Corporation, Bluewood Acquisition Corporation, Hardwood Acquisition Corporation, Lightwood Acquisition Corporation, Moosewood Acquisition Corporation, and Roundwood Acquisition Corporation which are all blank check companies with a purpose similar to that of Sagetree.

     A conflict may arise with these listed blank check companies which also seek target companies. It is anticipated that target companies will be located for Sagetree and other blank check companies in chronological order of the date of filing of the Form 10 registration statement of such blank check companies with the Securities and Exchange Commission or, in the case of blank check companies with the same filing date, alphabetically, or by arbitrary selection.

20
______________________________________________________________________

     Other blank check companies may differ from Sagetree in certain items such as place of incorporation, number of shares and shareholders, working capital, types of authorized securities, or other items. It may be that a target companymay be more suitable for or may prefer a certain blank check company other than Sagetree. In such case, a business combination might be negotiated on behalf of the more suitable or preferred blank check company.

     Mr. Cassidy and/or Mr. McKillop may become associated with additional blank check companies prior to the time that Sagetree has effected a business combination.

     Mr. Cassidy is the principal of Cassidy & Associates, a securities law firm. As such, demands may be placed on the time of Mr. Cassidy which will detract from the amount of time he is able to devote to Sagetree. Mr. Cassidy intends to devote as much time to the activities of Sagetree as required. However, should such a conflict arise, there is no assurance that Mr. Cassidy would not attend to other matters prior to those of Sagetree.

     Mr. Cassidy is the president, sole director and shareholder of Tiber Creek Corporation, which is a shareholder of Sagetree. At the time of a business combination, some or all of the shares of common stock owned by Tiber Creek Corporation may be retired by Sagetree. The amount of common stock which may be sold or continued to be owned by Tiber Creek Corporation cannot be determined at this time.

     Mr. McKillop is the manager and sole member of MB Americus LLC which is a shareholder of Sagetree. At the time of a business combination, some or all of the shares of common stock owned by MB Americus LLC may be purchased or retired by Sagetree. The amount of common stock which may be sold or continued to be owned by MB Americus cannot be determined at this time.

     The terms of a business combination may provide for a nominal payment by cash to Tiber Creek Corporation and MB Americus LLC for the retirement of all or part of the common stock of Sagetree owned by them.

Investment Company Act of 1940

     Although Sagetree will be subject to regulation under the Securities Act and the Exchange Act, management believes Sagetree will not be subject to regulation under the Investment Company Act of 1940 insofar as Sagetree will not be engaged in the business of investing or trading in securities.

21
______________________________________________________________________

     In the event Sagetree engages in business combinations which result in Sagetree holding passive investment interests in a number of entities, Sagetree could be subject to regulation under the Investment Company Act of 1940. In such event, Sagetree would be required to register as an investment company and could be expected to incur significant registration and compliance costs. Sagetree has obtained no formal determination from the Securities and Exchange Commission as to the status of Sagetree under the Investment Company Act of 1940.
Any violation of such Act would subject Sagetree to material adverse consequences.

ITEM 6.  EXECUTIVE COMPENSATION

   The officers and directors of Sagetree do not receive any compensation for services to Sagetree, have not received such compensation in the past, and are not accruing any compensation. However, the officers and directors of Sagetree are also indirect beneficial shareholders and anticipate receiving possible benefits as beneficial shareholders if the value of the shares of Sagetree increase after a business transaction is effected as in such business transaction they will likely retain some of their shares in Sagetree and would benefit from any such increase in share value.

     Cassidy & Associates may perform legal services for Sagetree after the business combination and Mr. Cassidy is a principal of such law firm.

   No retirement, pension, profit sharing, stock option or insurance programs or other similar programs have been adopted by Sagetree for the benefit of employees.

ITEM 7.  CERTAIN RELATIONSHIPS AND RELATED
         TRANSACTIONS AND DIRECTOR INDEPENDENCE.

   Sagetree has issued a total of 20,000,000 shares of common stock pursuant to Section 4(2) of the Securities Act for a total of $2,000 in cash.

    James Cassidy is president and a director of Sagetree and the sole officer, director and the shareholder of Tiber Creek Corporation, which is a 50% shareholder of Sagetree.

     James McKillop is vice president and a director of Sagetree and the sole manager and member of MB Americus LLC, which is a 50% shareholder of Sagetree.

    As the organizers and developers of Sagetree, James Cassidy and James McKillop may be considered promoters. Mr. Cassidy has provided services to Sagetree without charge consisting of preparing and filing

22
______________________________________________________________________
the charter corporate documents and preparing this registration statement. Tiber Creek Corporation, a company of which Mr. Cassidy is the sole director, officer and shareholder, has paid and will continue to pay all expenses incurred by Sagetree until a business combination is effected, without repayment. Tiber Creek is a shareholder of Sagetree and may receive benefits in the future if the company is able to effect a business combination beneficial to the company.

   Sagetree is not currently required to maintain an independent director as defined by Rule 4200 of the Nasdaq Capital Market nor does it anticipate that it will be applying for listing of its securities on an exchange in which an independent directorship is required. It is likely that neither Mr. Cassidy nor Mr. McKillop would not be considered independent directors if it were to do so.

ITEM 8.    LEGAL PROCEEDINGS

        There is no litigation pending or threatened by or against Sagetree.

ITEM 9. MARKET PRICE OF AND DIVIDENDS ON THE REGISTRANT'S COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

        (a) Market Price. There is no trading market for Sagetree's common stock and there has been no trading market to date. There is no assurance that a trading market will ever develop or, if such a market
does develop, that it will continue.   There is no common stock or other
equity subject to any outstanding options or warrants or any securities convertible into common stock of Sagetree nor is any common stock currently being publicly offered by Sagetree. At the time of this registration, no shares issued by Sagetree are available for sale pursuant to Rule 144 promulgated pursuant to the Rules and Regulations of the Securities and Exchange Commission but after the requisite holding period, the shareholders of Sagetree could offer their shares for sale pursuant to such rule. However, all the shareholders of Sagetree are officers and directors and as such are subject to the rules governing affiliated persons for sales pursuant to Rule 144.

     Pursuant to Rule 144(i) of the Securities Act of 1933, the safe harbor provisions provided under Rule 144 are not available to shareholders of the Company and will continue to be unavailable until at least one year after the Company ceases to be a company with no or nominal operations and has filed all reports and other materials required to be filed by section 13 or 15(d) of the Exchange Act, as applicable, during the preceding 12 months.

        (b) Holders. The issued and outstanding shares of the common stock of Sagetree were issued to two shareholders in accordance with the exemptions from registration afforded by Section 4(2) of the Securities
Act of 1933.

        (c) Dividends. Sagetree has not paid any dividends to date, and has no plans to do so in the immediate future. Sagetree presently intends to retain all earnings, if any, for use in its business operations and accordingly, the Board of Directors does not anticipate declaring any dividends prior to a business combination. Dividends, if any, would be contingent upon Sagetree's revenues and earnings, if any, capital requirements and financial conditions. The payment of dividends would be within the discretion of Sagetree's Board of Directors.

23
______________________________________________________________________

ITEM 10.  RECENT SALES OF UNREGISTERED SECURITIES.

        During the past three years, Sagetree has issued 20,000,000 common shares pursuant to Section 4(2) of the Securities Act of 1933 for an aggregate purchase price of $2,000:

     On April 30, 2012, Sagetree issued the following shares of its common stock:

Name                   Number of Shares      Consideration

Tiber Creek Corporation    10,000,000          $1,000
MB Americus LLC            10,000,000          $1,000


ITEM 11.  DESCRIPTION OF REGISTRANT'S  SECURITIES TO BE REGISTERED

    The authorized capital stock of Sagetree consists of 100,000,000 shares of common stock, par value $0.0001 per share, of which there are 20,000,000 issued and outstanding and 20,000,000 shares of preferred stock, par value $0.0001 per share, of which none have been designated or issued.

    The following statements relating to the capital stock set forth the material terms of the securities of Sagetree; however, reference is made to the more detailed provisions of, and such statements are qualified in their entirety by reference to, the certificate of incorporation and the by-laws, copies of which are filed as exhibits to this registration statement.

Common Stock

     Holders of shares of common stock are entitled to one vote for each share on all matters to be voted on by the stockholders. Holders of common stock do not have cumulative voting rights. Holders of common stock are entitled to share ratably in dividends, if any, as may be declared from time to time by the Board of Directors in its discretion from funds legally available therefor. In the event of a liquidation, dissolution or winding up of Sagetree, the holders of common stock are entitled to share pro rata all assets remaining after payment in full of all liabilities. All of the outstanding shares of common stock are fully paid and non-assessable.

     Holders of common stock have no preemptive rights to purchase the common stock of Sagetree. There are no conversion or redemption rights or sinking fund provisions with respect to the common stock.

24
______________________________________________________________________

Preferred Stock

     The Board of Directors is authorized to provide for the issuance of shares of preferred stock in series and, by filing a certificate pursuant to the applicable law of Delaware, to establish from time to time the number of shares to be included in each such series, and to fix the designation, powers, preferences and rights of the shares of each such series and the qualifications, limitations or restrictions thereof without any further vote or action by the shareholders. Any shares of preferred stock so issued would have priority over the common stock with respect to dividend or liquidation rights. Any future issuance of preferred stock may have the effect of delaying, deferring or preventing a change in control of Sagetree without further action by the shareholders and may adversely affect the voting and other rights of the holders of common stock. At present, Sagetree has no plans to issue any preferred stock nor adopt any series, preferences or other classification of preferred stock.

    The issuance of shares of preferred stock, or the issuance of rights to purchase such shares, could be used to discourage an unsolicited acquisition proposal. For instance, the issuance of a series of preferred stock might impede a business combination by including class voting rights that would enable the holder to block such a transaction, or facilitate a business combination by including voting rights that would provide a required percentage vote of the stockholders. In addition, under certain circumstances, the issuance of preferred stock could adversely affect the voting power of the holders of the common stock.

     Although the Board of Directors is required to make any determination to issue such stock based on its judgment as to the best interests of the stockholders of Sagetree, the Board of Directors could act in a manner that would discourage an acquisition attempt or other transaction that some, or a majority, of the stockholders might believe to be in their best interests or in which stockholders might receive a premium for their stock over the then market price of such stock. The Board of Directors does not at present intend to seek stockholder approval prior to any issuance of currently authorized stock, unless otherwise required by law or otherwise. Sagetree has no present plans to issue any preferred stock.

Trading of Securities in Secondary Market

     Following a business combination, a target company will normally wish to cause Sagetree's common stock to trade in one or more United States securities markets. The target company may elect to take the steps required for such admission to quotation following the business combination or at some later time. Such steps will normally involve filing a registration statement under the Securities Act. Such registration statement may include securities held by current shareholders or offered by Sagetree, including warrants, shares underlying warrants, and debt securities.

25
______________________________________________________________________

     In order to qualify for listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $4,000,000 or market capitalization of $50,000,000 or net income for two of the last three years of $750,000; (ii) public float of 1,000,000 shares with a market value of $5,000,000; (iii) a bid price of $4.00; (iv) three market makers; (v) 300 round-lot shareholders and (vi) an operating history of one year or, if less than one year, $50,000,000 in market capitalization. For continued listing on the Nasdaq Capital Market, a company must have at least (i) net tangible assets of $2,000,000 or market capitalization of $35,000,000 ornet income for two of the last three years of $500,000; (ii) a public float of 500,000 shares with a market value of $1,000,000; (iii) a bid price of$1.00; (iv) two market makers; and (v) 300 round-lot shareholders.

     If, after a business combination and qualification of its securities for trading, Sagetree does not meet the qualifications for listing on the Nasdaq Capital Market, Sagetree may apply for quotation of its securities on the OTC Bulletin Board.

     In order to have its securities quoted on the OTC Bulletin Board a company must (i) be a company that reports its current financial information to the Securities and Exchange Commission, banking regulators or insurance regulators; and (ii) have at least one market maker who completes and files a Form 211 with Regulation, Inc.

     The OTC Bulletin Board is a dealer-driven quotation service. Unlike the Nasdaq Stock Market, companies cannot directly apply to be quoted on the OTC Bulletin Board, only market makers can initiate quotes, and quoted companies do not have to meet any quantitative financial requirements.
Any equity security of a reporting company not listed on the Nasdaq Stock Market or on a national securities exchange is eligible.

     In certain cases Sagetree may elect to have its securities initially quoted in the Pink Sheets published by Pink OTC Markets Inc.

     In general there is greatest liquidity for traded securities on the Nasdaq Capital Market, less on the OTC Bulletin Board, and least through quotation on the Pink Sheets. It is not possible to predict where, if at all, the securities of Sagetree will be traded following a business combination and qualification of its securities for trading.

     The National Securities Market Improvement Act of 1996 limited the authority of states to impose restrictions upon resales of securities made pursuant to Sections 4(1) and 4(3) of the Securities Act of companies which file reports under Sections 13 or 15(d) of the Exchange Act. Upon effectiveness of this registration statement, Sagetree will be required to, and will, file reports under Section 13 of the Exchange Act. As a result, sales of Sagetree's common stock in the secondary market by the holders thereof may then be made pursuant to Section 4(1) of the Securities Act (sales other than by an issuer, underwriter or broker) without qualification under state securities acts. The resale of such shares may be subject to the holding period and other requirements of Rule 144 of the General Rules and Regulations of the Securities and Exchange Commission.

26
______________________________________________________________________

Transfer Agent

     It is anticipated that StockTrans, Inc., Ardmore, Pennsylvania will act as transfer agent for the common stock of Sagetree.

Additional Information

      This registration statement and all other filings of Sagetree when made with the Securities and Exchange Commission may be viewed and downloaded at the Securities and Exchange Commission's website at www.sec.gov. Sagetree will be subject to the reporting requirements of the Securities Act of 1934 automatically 60 days after filing of this registration statement.

ITEM 12.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

     Section 145 of the General Corporation Law of the State of Delaware provides that a certificate of incorporation may contain a provision eliminating the personal liability of a director to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director provided that such provision shall not eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 (relating to liability for unauthorized acquisitions or redemptions of, or dividends on, capital stock) of the General Corporation Law of the State of Delaware, or (iv) for any transaction from which the director derived an improper personal benefit. Sagetree's certificate of incorporation contains such a provision.

     Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended, may be permitted to directors, officers or persons controlling the company pursuant to the foregoing provisions, it is the opinion of the Securities and Exchange Commission that such indemnification is against public policy as expressed in the Act and is therefore unenforceable.


ITEM 13.    FINANCIAL STATEMENTS AND SUPPLEMENTARY DATA.

    Sagetree is a smaller reporting company in accordance with Regulation
S-X.


27
______________________________________________________________________

ITEM 14. CHANGES IN AND DISAGREEMENTS WITH ACCOUNTANTS ON ACCOUNTING AND FINANCIAL DISCLOSURE.

     Sagetree has not changed accountants since its formation and there are no disagreements with the findings of its accountants.

ITEM 15.  FINANCIAL STATEMENTS AND EXHIBITS.

       Set forth below are the audited financial statements for Sagetree for the period ended April 30, 2012. The following financial statements are attached to this report and filed as a part thereof.

28
______________________________________________________________________

                      FINANCIAL STATEMENTS FOR
                     Period from April 23, 2012
                    (Inception) to April 30, 2012
29

______________________________________________________________________

                              FINANCIAL STATEMENTS


Report of Independent Registered Public Accounting Firm         1

Balance Sheet as of April 30, 2012                              2

Statement of Operations for the period from
April 23, 2012 (Inception) to April 30, 2012                    3

Statement of Changes in Stockholders' Equity for the
period from April 23, 2012 (Inception) to April 30, 2012        4

Statement of Cash Flows for the period from
April 23, 2012 (Inception) to April 30, 2012                    5

Notes to Financial Statements  				      6-8

______________________________________________________________________



REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors
Sagetree Acquisition Corporation
(a development stage company)

We have audited the accompanying balance sheet of Sagetree Acquisition Corporation (the "Company") as of April 30, 2012, and the related statements of operations, stockholders' equity and cash flows for the period from April 23, 2012 (Inception) through April 30, 2012. These financial statements are the responsibility of the Company's management. Our responsibility is to express an opinion on these financial statements based on our audit.

We conducted our audits in accordance with standards of the Public Company Accounting Oversight Board (United States). Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement. The Company was not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. Our audit included consideration of internal control over financial reporting as a basis for designing audit procedures that are appropriate in the circumstances, but not for the purpose of expressing an opinion on the effectiveness of Company's internal control over financial reporting. Accordingly, we express no such opinion. An audit includes examining, on a test basis, evidence supporting the amounts and disclosures in the financial statements. An audit also includes assessing the accounting principles used and significant estimates made by management, as well as evaluating the overall financial statement presentation. We believe that our audits provide a reasonable basis for our opinion.

In our opinion, the financial statements referred to above present fairly, in all material respects, the financial position of the Company as of April 30, 2012 and the results of its operations and its cash flows for the period from April 23, 2012 (Inception) through April 30, 2012, in conformity with accounting principles generally accepted in the United States of America.

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. The Company has a loss from operations and an accumulated deficit of $750 from April 23, 2012 (Inception) through April 30, 2012. As discussed in Note 2 to the financial statements, the Company is in the development stage and a significant amount of additional capital will be necessary to advance operations to the point at which the Company is profitable. These conditions, among others, raise substantial doubt about the Company's ability to continue as a going concern. Management's plans concerning these matters are also described in Note 2, which includes the raising of additional equity financing or merger with another entity. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

/s/ Anton & Chia LLP

Newport Beach, CA

May 30, 2012

______________________________________________________________________

                     SAGETREE ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                              BALANCE SHEET


                      ASSETS

                                                   April 30, 2012
                                                  ---------------

  Current assets
    Cash                                         $         2,000
                                                  ---------------
    Total assets                                 $         2,000
                                                  ===============

         LIABILITIES AND STOCKHOLDERS' EQUITY

  Current liabilities                            $           -
                                                  ---------------

    Total liabilities                                        -
                                                  ---------------
  Stockholders' equity
    Preferred stock, $0.0001 par value,
    20,000,000 shares authorized; none
    outstanding                                              -
    Common stock, $0.0001 par value,100,000,000
    shares authorized; 20,000,000 shares issued
    and outstanding                                        2,000

    Additional paid-in capital                               750

    Deficit accumulated during the
       development stage                                    (750)
                                                  ---------------

         Total stockholders' equity                        2,000
                                                 ---------------
         Total liabilities and
         stockholders' equity                    $         2,000
                                                 ===============

The accompanying notes are an integral part of these financial statements

______________________________________________________________________

                     SAGETREE ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENT OF OPERATIONS


                                                  For the period from
                                                    April 23, 2012
                                                    (Inception) to
                                                    April 30, 2012
                                                  -----------------

    Sales                                        $            -

    Cost of sales                                             -
                                                  -----------------

       Gross profit                                           -
                                                  -----------------

    Operating expenses                                        750
                                                  -----------------

    Net loss                                     $           (750)
                                                 ==================

    Loss per share - basic and diluted       $               (0.00)
                                                  -----------------

    Weighted average shares-basic and diluted          20,000,000
                                                 -----------------





The accompanying notes are an integral part of these financial statements

______________________________________________________________________

                     SAGETREE ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                STATEMENT OF CHANGES IN STOCKHOLDERS' EQUITY

                                                              Deficit
                                                              Accumulated
                              Common Stock        Additional  During       Total
                           ---------------------  Paid-In     Development  Stockholders'
                           Shares       Amount    Capital     Stage        Equity
                           ---------    --------  ---------   -----------  -----------

Balance, April 23,
   2012 (Inception)               -     $    -    $    -      $    -       $     -

Issuance of common stock   20,000,000     2,000        -           -          2,000

Additional paid-in capital        -           -       750          -            750
Net loss                          -           -        -         (750)         (750)
                           ----------    --------  --------   -----------  ---------
Balance,
   April 30, 2012          20,000,000   $ 2,000    $  750      $  (750)     $ 2,000
                           ==========   ========   ========   ===========  =========


   The accompanying notes are an integral part of these financial statements


                                   4

______________________________________________________________________

                     SAGETREE ACQUISITION CORPORATION
                       (A DEVELOPMENT STAGE COMPANY)
                         STATEMENT OF CASH FLOWS


                                                 For the period from
                                                    April 23, 2012
                                                    (Inception) to
                                                    April 30, 2012
                                                  -----------------

OPERATING ACTIVITIES

   Net loss                                       $       (750)
                                                  --------------
        Cash used in operating activities                 (750)
                                                  --------------
FINANCING ACTIVITIES

   Proceeds from issuance of common stock                 2,000

   Proceeds from stockholders' additional
     paid-in capital                                        750
                                                  --------------
        Cash provided by financing activities             2,750
                                                  --------------
   Net increase in cash                                   2,000

   Cash, beginning of period                                  -
                                                 --------------
   Cash, end of period                           $        2,000
                                                 ==============


The accompanying notes are an integral part of these financial statements

______________________________________________________________________

                  SAGETREE ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements

NOTE 1   NATURE OF OPERATIONS AND SUMMARY OF SIGNIFICANT
	 ACCOUNTING POLICIES

NATURE OF OPERATIONS

Sagetree Acquisition Corporation ("Sagetree" or "the Company") was incorporated on April 23, 2012 under the laws of the State of Delaware to engage in any lawful corporate undertaking, including, but not limited to, selected mergers and acquisitions. Sagetree has been in the developmental stage since inception and its operations to date have been limited to issuing shares to its original shareholders and filing this registration statement. Sagetree will attempt to locate and negotiate with a business entity for the combination of that target company with Sagetree. The combination will normally take the form of a merger, stock-for-stock exchange or stock-for-assets exchange. In most instances the target company will wish to structure the business combination to be within the definition of a tax-free reorganization under Section 351 or Section 368 of the Internal Revenue Code of
1986, as amended. No assurances can be given that Sagetree will be successful in locating or negotiating with any target company. Sagetree has been formed to provide a method for a foreign or domestic private company to become a reporting company with a class of securities registered under the Securities Exchange Act of 1934.

BASIS OF PRESENTATION

The summary of significant accounting policies presented below is designed to assist in understanding the Company's financial statements. Such financial statements and accompanying notes are the representations of the Company's management, who are responsible for their integrity and objectivity. These accounting policies conform to accounting principles generally accepted in the United States of America
("GAAP") in all material respects, and have been consistently applied in preparing the accompanying financial statements.

USE OF ESTIMATES

The preparation of financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements, and the reported amounts of revenues and expenses during the reporting periods. Actual results could differ from those estimates.

CONCENTRATION OF RISK

Financial instruments that potentially subject the Company to concentrations of credit risk consist principally of cash. The Company places its cash with high quality banking institutions. The Company did not have cash balances in excess of the Federal Deposit Insurance Corporation limit as of April 30, 2012.

INCOME TAXES

Under ASC 740, "Income Taxes", deferred tax assets and liabilities are recognized for the future tax consequences attributable to temporary differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. Valuation allowances are established when it is more likely than not that some or all of the deferred tax assets will not be realized. As of April 30, 2012, there were no deferred taxes.

______________________________________________________________________

                  SAGETREE ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                  Notes to Financial Statements

EARNINGS PER COMMON SHARE

Basic earnings per common share excludes dilution and is computed by dividing net income by the weighted average number of common shares outstanding during the period. Diluted income per common share reflect the potential dilution that could occur if securities or other contracts to issue common stock were exercised or converted into common stock or resulted in the issuance of common stock that then shared in the loss of the entity. As of April 30, 2012, there are no outstanding dilutive securities.

FAIR VALUE OF FINANCIAL INSTRUMENTS

The Company follows guidance for accounting for fair value measurements of financial assets and financial liabilities and for fair value measurements of nonfinancial items that are recognized or disclosed at fair value in the financial statements on a recurring basis. Additionally, the Company adopted guidance for fair value measurement related to nonfinancial items that are recognized and disclosed at fair value in the financial statements on a nonrecurring basis. The guidance establishes a fair value hierarchy that prioritizes the inputs to valuation techniques used to measure fair value. The hierarchy gives the highest priority to unadjusted quoted prices in active markets for identical assets or liabilities (Level 1 measurements) and the lowest priority to measurements involving significant unobservable inputs (Level 3 measurements). The three levels of the fair value hierarchy are as follows:

   Level 1 inputs are quoted prices (unadjusted) in active markets for identical assets or liabilities that the Company has the ability to access at the measurement date.

   Level 2 inputs are inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.

   Level 3 inputs are unobservable inputs for the asset or liability.
The level in the fair value hierarchy within which a fair measurement in its entirety falls is based on the lowest level input that is significant to the fair value measurement in its entirety.

NOTE 2 - GOING CONCERN

The Company is in the development stage and has incurred a net loss and an accumulated deficit of $750 since its inception on April 23, 2012. The Company's continuation as a going concern is dependent on its ability to generate sufficient cash flows from operations to meet its obligations, which it has not been able to accomplish to date, and /or obtain additional financing from its stockholders and/or other third parties. These financial statements have been prepared on a going concern basis, which implies the Company will continue to meet its obligations and continue its operations for the next fiscal year. The continuation of the Company as a going concern is dependent upon financial support from its stockholders, the ability of the Company to obtain necessary equity financing to continue operations, successfully locating and negotiate with a business entity for the combination of that target company with the Company.

Tiber Creek Corporation, a company affiliated with management, will pay all expenses incurred by the Company until a change in control is effected, without repayment. There is no assurance that the Company will ever be profitable. The financial statements do not include any adjustments to reflect the possible future effects on the recoverability and classification of assets or the amounts and classifications of liabilities that may result should the Company be unable to continue as a going concern.

______________________________________________________________________

                  SAGETREE ACQUISITION CORPORATION
                   (A DEVELOPMENT STAGE COMPANY)
                   Notes to Financial Statements


NOTE 3 - RECENT ACCOUNTING PRONOUNCEMENTS

Adopted

In May 2011, the FASB issued ASU 2011-04, "Amendments to Achieve Common Fair Value Measurement and Disclosure Requirements in U.S. GAAP and International Financial Reporting Standards (IFRS) of Fair Value
Measurement   Topic 820."  ASU 2011-04 is intended to provide a
consistent definition of fair value and improve the comparability of fair value measurements presented and disclosed in financial statements prepared in accordance with U.S. GAAP and IFRS. The amendments include those that clarify the FASB's intent about the application of existing fair value measurement and disclosure requirements, as well as those that change a particular principle or requirement for measuring fair value or for disclosing information about fair value measurements. This update is effective for annual and interim periods beginning after December 15, 2011. The adoption of this ASU did not have a material impact on our financial statements.

NOTE 4   STOCKHOLDERS' EQUITY

The Company is authorized to issue 100,000,000 shares of common stock and 20,000,000 shares of preferred stock. As of April 30, 2012, 20,000,000 shares of common stock and no preferred stock were issued and outstanding.

On April 30, 2012, the Company issued 20,000,000 common shares to two directors and officers for $2,000 in cash.

A shareholder mame a contribution in the amount of $750.

NOTE 5   SUBSEQUENT EVENTS

In preparing these financial statements, the Company has evaluated events and transactions for potential recognition or disclosure through May 30, 2012, the date the financial statements were available to be issued, and identified no events or transactions that required recognition or disclosure.

______________________________________________________________________





                     INDEX TO EXHIBITS


EXHIBIT NUMBER      DESCRIPTION

3.1                 Certificate of Incorporation of Sagetree
                            Acquisition Corporation

3.2                 By-Laws of Sagetree Acquisition Corporation

3.3                 Specimen stock certificate of Sagetree
                            Acquisition Corporation

______________________________________________________________________


                                  SIGNATURES


    In accordance with Section 12 of the Securities Exchange Act of 1934, the Registrant caused this registration statement to be signed on its behalf by the undersigned thereunto duly authorized.


                                  SAGETREE ACQUISITION CORPORATION


                                  By: /s/  James Cassidy, President



      Date: May 30, 2012